Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-268064 and 333-264518) and Form S-8 (Nos. 333-286033 and 333- 297330) of Quantum Computing Inc. of our report dated November 12, 2025 relating to the consolidated financial statements of Nhanced Semiconductor, Inc. as of and for the years ending June 30, 2025 and 2024, which appears in this Current Report on Form 8-K/A (Amendment No. 1).

/s/ Spicer Jeffries LLP

Denver, Colorado

September 8, 2026